Exhibit 10.2

Without Prejudice and Subject to Contract

SECOND COMPROMISE AGREEMENT

between

WILLIS LIMITED

WILLIS GROUP HOLDINGS PUBLIC LIMITED COMPANY

and

GRAHAME JOHN MILLWATER

Weil, Gotshal & Manges

110 Fetter Lane   London   EC4A 1AY
Tel: +44 (0) 20 7903 1000   Fax: +44 (0) 20 7903 0990

www.weil.com

TABLE OF CONTENTS

Page

1	INTERPRETATION	1
2	TERMINATION AND ARRANGEMENTS PRIOR TO TERMINATION	2
3	WAIVER OF CLAIMS	2
4	SUBJECT TO CONTRACT AND WITHOUT PREJUDICE	4
5	ENTIRE AGREEMENT AND PREVIOUS CONTRACTS	4
6	VARIATION	4
7	COUNTERPARTS	4
8	THIRD PARTY RIGHTS	5
9	GOVERNING LAW AND JURISDICTION	5
SCHEDULE 1 CLAIMS		6
SCHEDULE 2 ADVISER’S CERTIFICATE		9

THIS AGREEMENT is made on ……………………… 2012 between the following parties:

(1)	WILLIS LIMITED incorporated and registered in England and Wales with registered number 00181116 whose registered office is at 51 Lime Street, London EC3M 7DQ (the “Company”);

(2)	WILLIS GROUP HOLDINGS PUBLIC LIMITED COMPANY incorporated and registered in Ireland whose registered office is at Grand Mill Quay, Barrow Street, Dublin 4, Ireland (the “Parent Company”); and

(3)	GRAHAME JOHN MILLWATER of Sandilands, Sandwich Bay, Kent CT13 9PU (the “Employee”)

WHEREAS

(A)
The Employee has been employed by the Company since 9 September 1985, most recently as President, Willis Group and Chairman & CEO, Willis Group under a contract dated 13 March 2007 (the “Employment Contract”).

(B)
The parties entered into a compromise agreement (the “First Compromise Agreement”) on 22 December 2011 and have entered this compromise agreement pursuant to and in accordance with clause 2.5 of the First Compromise Agreement.

(C)	The Employee has resigned and has served notice to terminate his employment pursuant to the terms of the Employment Contract.

(D)	The Employee’s employment with the Company terminated on the Termination Date (as defined below).

(E)
The parties have entered into this Agreement to record and implement the terms on which they have agreed to settle any claims which the Employee has or may have in connection with his employment or its termination or otherwise against the Company or any Group Company (as defined below) and/or any of their directors, officers, shareholders and/or employees whether or not those claims are, or could be, in the contemplation of the parties at the time of signing this Agreement, and including, in particular, any statutory complaints which the Employee has raised or raises in this Agreement.

(F)	The parties intend this Agreement to be an effective waiver of any such claims and to satisfy the conditions in relation to compromise agreements in the relevant legislation.

(G)
The Company enters into this Agreement for itself and as agent and trustee for all Group Companies and it is authorised to do so.  It is the parties’ intention that each Group Company and each of their directors, officers and/or employees should be able to enforce any rights it has under this Agreement, subject to and in accordance with the Contracts (Rights of Third Parties) Act 1999.

AGREED TERMS

1	INTERPRETATION

1.1	The definitions in this clause apply in this Agreement.

“Adviser” means [Ian Hunter] of Bird & Bird LLP.

“Group Company” means the Company, the Parent Company, any company of which the Company or the Parent Company is a Subsidiary (its holding company) and any Subsidiaries of the Company or the Parent Company or of any such holding company and “Group” shall be construed accordingly.

“Pre-Contractual Statement” means any undertaking, promise, assurance, statement, representation, warranty or understanding (whether in writing or not) of any person (whether party to this Agreement or not) relating to the Employee’s employment with the Company or its termination other than as expressly set out in this Agreement or any documents referred to in it.

“Subsidiary” means in relation to a company (a holding company) a subsidiary as defined in section 1159 of the Companies Act 2006 and a company shall be treated, for the purposes only of the membership requirement contained in subsections 1159(1)(b) and (c), as a member of another company even if its shares in that other company are registered in the name of (a) another person (or its nominee), whether by way of security or in connection with the taking of security, or (b) its nominee and any other company which is a subsidiary (as so defined) of a company which itself is a subsidiary of such a holding company.

1.2	The headings in this Agreement are inserted for convenience only and shall not affect its construction.

1.3
A reference to a particular law is a reference to it as it is in force for the time being taking account of any amendment, extension, or re-enactment and includes any subordinate legislation for the time being in force made under it.

1.4	A reference to one gender includes a reference to the other gender.

1.5	The schedules to this Agreement form part of (and are incorporated into) this Agreement.

2	TERMINATION AND ARRANGEMENTS PRIOR TO TERMINATION

    The Employee’s employment with the Company terminated on 31 December 2012 the (“Termination Date”).

3	WAIVER OF CLAIMS

3.1
The Employee agrees that the terms of this Agreement and the First Compromise Agreement are offered by the Company without any admission of liability on the part of the Company and are in full and final settlement of all and any claims or rights of action that the Employee has or may have against the Company or any Group Company arising out of:

3.1.1
his employment with the Company or its termination, whether under common law, contract, statute or otherwise, whether such claims are, or could be, known to the parties or in the contemplation at the date of this Agreement in any jurisdiction and including but not limited to the claims specified in Part A of Schedule 1 and Part B of Schedule 1 (each of which are hereby intimated and waived) but excluding:

(a)	any personal injury claims of which the Employee is not aware at the date of this Agreement and could not reasonably be expected to be aware;

(b)	any claim in respect of accrued pension rights; and

(c)	any claim for payments and/or benefits due to him under this Agreement or the First Compromise Agreement and/or to enforce the terms of this Agreement or the First Compromise Agreement.

3.2	The Employee warrants that:

3.2.1
before entering into this Agreement he received independent advice from the Adviser as to the terms and effect of this Agreement and, in particular, on its effect on his ability to pursue any complaint before an employment tribunal or other court;

3.2.2
the Adviser has confirmed to the Employee that he/she is a solicitor of the Senior Courts of England and Wales who holds a current practising certificate and that his/her firm has a policy of insurance in force covering the risk of a claim by the Employee in respect of any loss arising in consequence of his advice;

3.2.3	the Adviser shall sign and deliver to the Company a letter in the form attached as Schedule 2 to this Agreement;

3.2.4
before receiving the advice in relation to the claims he has against the Company and any Group Company relating to his employment with the Company or its termination, he disclosed to the Adviser all facts or circumstances of which he was aware that may give rise to a claim against the Company or any Group Company and that he is not aware of any other facts or circumstances that may give rise to any claim against the Company or any Group Company other than those claims specified in clause 3.1 and Schedule 1;

3.2.5
the only claims that he has or may have against the Company or any Group Company (whether at the time of entering into this Agreement or in the future) relating to his employment with the Company or its termination are specified in clause 3.1 and Schedule 1; and

3.2.6	he is not aware of any personal injury claim or claim in respect of accrued pension rights that he has or may have against the Company and/or any Group Company.

The Employee acknowledges that the Company acted in reliance on these warranties when entering into this Agreement.

3.3
The Employee acknowledges that the conditions relating to compromise agreements under contained in section 77(4A) of the Sex Discrimination Act 1975 (in relation to claims under that Act and the Equal Pay Act 1970), section 147 of the Equality Act 2010, section 72(4A) of the Race Relations Act 1976, section 288(2B) of the Trade Union and Labour Relations (Consolidation) Act 1992, paragraph 2 of schedule 3A of the Disability Discrimination Act 1995, section 203(3) of the Employment Rights Act 1996, regulations 35(2) and 35(3) of the Working Time Regulations 1998, paragraph 2(2) of schedule 4 of the Employment Equality (Religion or Belief) Regulations 2003, paragraph 2(2) of schedule 4 of the Employment Equality (Sexual Orientation) Regulations 2003, paragraph 12 of the schedule to the Occupational and Personal Pension Schemes (Consultation by Employers and Miscellaneous Amendment) Regulations 2006, section 49(4) National Minimum Wage Act 1998, section 14 Employment Relations Act 1999; Regulation 41(4) of the Transnational Consultation and Information of Employees Regulations 1999, Regulation 9 of the Part Time Workers (Prevention of Less Favourable Treatment) Regulations 2000, regulation 10 of the Fixed-Term Employees (Prevention of Less Favourable Treatment) Regulations 2002, Regulation 40(4) of the Information and Consultation of Employees Regulations 2004, Regulation 52 of the European Public Limited-Liability Company Regulations 2004, Regulation 18 of the Transfer of Undertakings (Protection of Employment) Regulations 2006, and paragraph 2(2) of schedule 5 of the Employment Equality (Age) Regulations 2006 have been satisfied.

3.4
The waiver in clause 3.1 shall have effect irrespective of whether or not, at the date of this Agreement, the Employee is or could be aware of such claims or have such claims in his express contemplation (including such claims of which the Employee becomes aware after the date of this Agreement in whole or in part as a result of new legislation or the development of common law or equity).

3.5
The Employee agrees that, except for the payments and/or benefits provided for or referred to in the First Compromise Agreement and notwithstanding any payments made pursuant to the Consultancy Agreement (as defined in the First Compromise Agreement) and subject to the waiver in clause 3.1 of this Agreement, he shall not be eligible for any further payment from the Group relating to his employment or its termination, and without limitation to the generality of the foregoing, he expressly waives any right or claim that he has or may have to any rights or benefits under any share option, bonus, long-term incentive plan, other equity-based incentive scheme or profit sharing scheme operated by the Company or any Group Company in which he may have participated had his employment not terminated.

4	SUBJECT TO CONTRACT AND WITHOUT PREJUDICE

Notwithstanding that this Agreement is marked “without prejudice and subject to contract”, it will, when dated and signed by both parties and accompanied by the duly executed Adviser’s Certificate in Schedule 2 become and open and binding agreement.

5	ENTIRE AGREEMENT AND PREVIOUS CONTRACTS

5.1
Each party on behalf of itself and (in the case of the Company, as agent for any Group Companies) acknowledges and agrees with the other party (the Company acting on behalf of itself and as agent for each Group Company) that:

5.1.1
this Agreement together with any documents referred to in it (including, but not limited to the First Compromise Agreement) constitutes the entire agreement and understanding between the Employee and the Company and any Group Company and supersedes any previous agreement between them relating to his employment by the Company (which shall be deemed to have been terminated by mutual consent);

5.1.2	in entering into this Agreement neither he nor the Company nor any Group Company has relied on any Pre-Contractual Statement; and

5.1.3
the only remedy available to it for breach of this Agreement shall be for breach of contract under the terms of this Agreement and it shall have no right of action against any other party in respect of any Pre-Contractual Statement.

5.2	Nothing in this Agreement shall, however, operate to limit or exclude any liability for fraud.

6	VARIATION

    No variation of this Agreement or of any of the documents referred to in it shall be valid unless it is in writing and signed by or on behalf of each of the parties.

7	COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which, when executed, shall be an original, and all the counterparts together shall constitute one and the same instrument.

8	THIRD PARTY RIGHTS

The Contracts (Rights of Third Parties) Act 1999 shall only apply to this Agreement in relation to any Group Company and no person (other than any Third Party) shall have any rights under it.  Notwithstanding the foregoing, the terms of this Agreement may be varied, amended or modified or this Agreement may be suspended, cancelled or terminated by agreement in writing between the parties or this Agreement may be rescinded (in each case), without the consent of any third party.

9	GOVERNING LAW AND JURISDICTION

9.1
This Agreement and all matters, including any contractual and non-contractual rights and obligations arising out of or in connection with it shall be governed by and construed in accordance with the law of England and Wales.

9.2	Each party irrevocably agrees to submit to the exclusive jurisdiction of the courts of England and Wales over any claim or matter arising under or in connection with this Agreement.

SCHEDULE 1

CLAIMS

Part A

1	Any claim for wrongful dismissal or any other claim for breach of contract;

2
any claim arising out of a contravention or an alleged contravention of Part II of the Employment Rights Act 1996 (protection of wages including any claim for unlawful deduction from wages pursuant to section 13 Employment Rights Act 1996 and Guarantee Payments pursuant to section 28 Employment Rights Act 1996);

Part B

3
any claim pursuant to section 2 of the Equal Pay Act 1970 and/or sections 120 and 127 of the Equality Act 2010 arising from any act or omission relating to sex equality described in sections 64 – 68 of the Equality Act 2010;

4	any claim for a statutory redundancy payment pursuant to section 135 of the Employment Rights Act 1996;

5	any claim for unfair dismissal under Part X of the Employment Rights Act 1996

6	any claim in relation to the right for written statement of reasons for dismissal pursuant to section 92 of the Employment Rights Act 1996;

7	any claim under or related to the Statutory Maternity Pay (General) Regulations 1986;

8	any claim in relation to the right of an itemised pay statement pursuant to section 8 of the Employment Rights Act 1996;

9	any claim in relation to Sunday working for shop and betting workers pursuant to Part IV of the Employment Rights Act 1996;

10	any claim in relation to protection from suffering detriment in employment pursuant to Part V of the Employment Rights Act 1996;

11	any claim in relation to exercising the right to time off work pursuant to Part VI of the Employment Rights Act 1996;

12	any claim in relation to suspension from work pursuant to Part VII of the Employment Rights Act 1996;

13	any claim in relation to the right to take parental leave pursuant to the Employment Rights Act 1996;

14	any claim in relation to the right to request contract variation for flexible working pursuant to section 80 of the Employment Rights Act 1996;

15
any claim arising out of a contravention or alleged contravention of the Trade Union and Labour Relations (Consolidation) Act 1992 as specified in section 18(1)(b) of the Employment Tribunals Act 1996 (excluding a claim for non-compliance of section 188);

16
any claim pursuant to section 63 of the Sex Discrimination Act 1975 (discrimination, harassment and victimisation on the grounds of sex, marital status, gender re-assignment or civil partnership status);

17	any claim pursuant to section 54 of the Race Relations Act 1976 (discrimination, harassment and victimisation on the grounds of colour, race, nationality or ethnic or national origin);

18
any claim pursuant to sections 4A, 17A, or 25(8) of the Disability Discrimination Act 1995 and/or section 120 of the Equality Act 2010 arising from any act or omission described at sections 15, 20 and 21 (discrimination or harassment on grounds of disability);

19	any claim under the articles in schedule 1 of the Human Rights Act 1998;

20	any claim pursuant to Regulation 30 Working Time Regulations 1998 (working time or holiday pay);

21	any claim under the National Minimum Wage Act 1998 (as specified in section 18(1)(dd) of the Employment Tribunals Act 1996;

22	any claim under section 11 of the Employment Relations Act 1999;

23	any claim pursuant to Regulation 27 and Regulation 32 of the Transnational Information and Consultation of Employees Regulations 1999;

24	any claim under or related to the Maternity and Parental Leave etc Regulations 1999;

25	any claim pursuant to Part-time Workers (Prevention of Less Favourable Treatment) Regulations 2000 (discrimination on the grounds of part time status);

26	any claim pursuant to the Fixed-term Employees (Prevention of Less Favourable Treatment) Regulations 2002 (discrimination on the grounds of fixed term status);

27	any claim pursuant to Regulation 28 of the Employment Equality (Sexual Orientation) Regulations 2003 (discrimination, harassment on grounds of sexual orientation);

28	any claim pursuant to Regulation 28 of the Employment Equality (Religion or Belief) Regulations 2003 (discrimination and harassment on grounds of religion or belief);

29	any claim under the Employment Act (Dispute Resolution) Regulations 2004;

30	any claim pursuant to Regulation 29 or Regulation 33 of the Information and Consultation of Employees Regulations 2004;

31	any claim under section 47B of the Employment Rights Act 1996;

32	any claim pursuant to Regulation 36 of the Employment Equality (Age) Regulations 2006;

33
any claim in relation to failure to elect appropriate representatives or inform or consult or any entitlement to compensation under the Transfer of Undertaking (Protection of Employment) Regulations 2006;

34	any claim under any provision of directly applicable European Law;

35	any claim in respect of harassment under section 3 of the Protection from Harassment Act 1997;

36
any claim pursuant to section 120 of the Equality Act 2010 arising from any act of direct discrimination as described at section 13 of the Equality Act 2010 because of a protected characteristic listed at section 4 of the Equality Act 2010;

37	any claim pursuant to section 120 of the Equality Act 2010 arising from any act of combined discrimination as described at section 14 of the Equality Act 2010;

38	any claim pursuant to section 120 of the Equality Act 2010 arising from any act of indirect discrimination as described at section 19 of the Equality Act 2010;

39	any claim pursuant to section 120 of the Equality Act 2010 arising from any act of harassment as described at section 26 of the Equality Act 2010;

40	any claim pursuant to section 120 of the Equality Act 2010 arising from any act of victimisation as described at section 27 of the Equality Act 2010; and

41	any claim pursuant to section 120 of the Equality Act 2010 arising from any act of discrimination as described at sections 16, 17 and 18 of the Equality Act 2010.

SCHEDULE 2

ADVISER’S CERTIFICATE

[ON HEADED NOTEPAPER OF BIRD & BIRD LLP]

Strictly Private & Confidential – Addressee Only	[ ] 2012

For the attention of the board of directors of
Willis Limited and Willis Group Holdings plc
℅ Ivor Gwilliams
Weil Gotshal and Manges LLP
110 Fetter Lane
London EC4A 1AY

Dear Sirs

I am writing in connection with the agreement between my client, Grahame John Millwater, Willis Limited (the “Company”) and Willis Group Holdings plc (the “Parent Company”) of [date] December 2012 (the “Agreement”) to confirm that:

1
I, [Ian Hunter] of Bird & Bird LLP, whose address is 15 Fetter Lane, London EC4A 1JP, am a Solicitor of the Senior Courts of England and Wales who holds a current practising certificate issued by the Solicitors Regulation Authority.

2	I have given Grahame John Millwater legal advice on the terms and effect of the Agreement and, in particular, its effect upon his ability to pursue his rights before an employment tribunal.

3	I gave the advice to Grahame John Millwater as a relevant independent adviser within the meaning of the acts and regulations referred to at clause 3.3 of the Agreement.

4
There is now in force (and was in force at the time I gave the advice referred to above), a policy of insurance or an indemnity provided for members of a profession or professional body covering the risk of claim by in respect of loss arising in consequence of the advice I have given Grahame John Millwater.

5	Neither myself nor Bird & Bird LLP acted for the Company or the Parent Company in relation to the termination of the Employee’s employment with the Company or the Agreement.

Yours faithfully

[Ian Hunter]
Bird & Bird LLP

IN WITNESS whereof this Agreement has been executed and delivered as a deed on the date first above written.
Signed as a deed by	)
WILLIS LIMITED	)
acting by [name], a director	)	………………………………
in the presence of:	)
Name of witness:		………………………………
Signature of witness:		………………………………
Address of witness:		………………………………
………………………………
………………………………
Occupation of witness:		………………………………

Signed as a deed by	)
WILLIS GROUP LIMITED	)
acting by [name], a director	)	………………………………
in the presence of:	)
Name of witness:		………………………………
Signature of witness:		………………………………
Address of witness:		………………………………
………………………………
………………………………
Occupation of witness:		………………………………

Signed as a deed by	)
GRAHAME MILLWATER	)	………………………………
in the presence of:	)
Name of witness:		………………………………
Signature of witness:		………………………………
Address of witness:		………………………………
………………………………
………………………………
Occupation of witness:		………………………………